Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

AppFolio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2025 Omnibus Incentive Plan Class A Common Stock, $0.0001 par value per share	Other	(2)	434,546	(3)	$186.65	(2)	$81,108,010.90	0.0001381	$11,201.02
Equity	2025 Employee Stock Purchase Plan Class A Common Stock, $0.0001 par value per share	Other	(4)	4,216	(5)	$186.65	(4)	$786,916.40	0.0001381	$108.67
Total Offering Amounts								$81,894,927.30		$11,309.69
Total Fee Offsets										N/A
Net Fee Due										$11,309.69
(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.
(2)Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $186.65 per share, which is the average of the high and low prices of the Class A Common Stock as reported on the NASDAQ Global Market on February 03, 2026.
(3)Represents shares of Class A Common Stock that were automatically added to the shares reserved and available for issuance under the AppFolio, Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Incentive Plan”) on January 31, 2026 pursuant to an “evergreen” provision contained in the 2025 Omnibus Incentive Plan. Pursuant to such provision, the number of shares reserved and available for issuance under the 2025 Omnibus Incentive Plan is subject to an automatic annual increase on January 31 of each calendar year in an amount equal to the lesser of (a) the number of shares of Class A Common Stock underlying awards granted under the 2025 Omnibus Incentive Plan during the immediately preceding calendar year, less the sum of (i) the number of shares of Class A Common Stock subject to an award granted under the 2025 Omnibus Incentive Plan that expired, or was canceled, forfeited or terminated, and (ii) the number of shares of Class A Common Stock withheld by the registrant to satisfy any tax withholding obligation, in the case of each of (i) and (ii) during the immediately preceding calendar year, and (b) such smaller number of shares of Class A Common Stock determined by the registrant’s board of directors (the “Board”).

Exhibit 107
(4)Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $186.65 per share, which is the average of the high and low prices of the Class A Common Stock as reported on the NASDAQ Global Market on February 03, 2026. Pursuant to the AppFolio, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”), the purchase price for shares of Class A Common Stock purchased under the 2025 ESPP with respect to any offering period will be an amount equal to 85% of the fair market value of a share of Class A Common Stock on the applicable purchase date.
(5)Represents shares of Class A Common Stock that were automatically added to the shares reserved and available for issuance under the 2025 ESPP on January 31, 2026 pursuant to an “evergreen” provision contained in the 2025 ESPP. Pursuant to such provision, the number of shares reserved and available for issuance under the 2025 ESPP is subject to an automatic annual increase on January 31 of each calendar year in an amount equal to the lesser of (a) the number of shares of Class A Common Stock issued or transferred pursuant to rights granted under the 2025 ESPP during the preceding calendar year, (b) such lesser number of shares of Class A Common Stock as determined by the Compensation Committee of the Board, or (c)1,250,000 shares of Class A Common Stock.